Exhibit 10.4

MARKETING AGENT AGREEMENT

THIS AGREEMENT is made and entered into as of this 16th day of March 2021 by and among ConvexityShares, LLC, a Delaware limited liability company (the “Sponsor”), ConvexityShares Trust, a Delaware statutory trust (the “Trust” and collectively with the Sponsor as, the “Client”), and Foreside Fund Services, LLC, a Delaware limited liability company (“Foreside”).

WHEREAS, the Sponsor serves as sponsor to or investment adviser of the Trust, which issues shares of beneficial interest (“Shares”) in separate segregated series that are registered under the Securities Act of 1933 (the “1933 Act”) and listed on Exhibit A (each such series a “Fund”, collectively “Funds”).

WHEREAS, the Client desires to retain Foreside to provide certain services in connection with the offering of the Shares (as amended from time to time).

WHEREAS, the Trust intends to create and redeem Shares only in creation unit aggregations (“Creation Unit”) on a continuous basis, and list the Shares on one or more national securities exchanges.

WHEREAS, Foreside is registered as a broker-dealer under the Securities Exchange Act of 1934 (the “1934 Act”) and is a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”).

WHEREAS, the Client desires to retain Foreside to provide certain services in connection with the creation and redemption of Shares of the Funds; and

WHEREAS, Foreside is willing to provide certain services for the Client on the terms and conditions hereinafter set forth.

NOW THEREFORE, in consideration of the promises and mutual covenants herein contained, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

1. Appointment. The Trust hereby appoints Foreside to serve as the marketing agent of the Funds on the terms and for the period set forth in this Agreement, and Foreside hereby accepts such appointment and agrees to perform the marketing agent services listed on Exhibit A hereto subject to the terms and conditions hereof.

2. Definitions. Wherever they are used herein, the following terms have the following respective meanings:

“Prospectus” means the Prospectus constituting a part of the Registration Statement of the Trust under the 1933 Act as such Prospectus may be amended or supplemented and filed with the SEC from time to time;

“Registration Statement” means the registration statement most recently filed from time to time by the Trust with the SEC and effective under the 1933 Act, as such registration statement is amended by any amendments thereto at the time in effect;

All other capitalized terms used but not defined in this Agreement shall have the meanings ascribed to such terms in the Registration Statement and the Prospectus.

3. Duties of Foreside.

a)	Foreside shall use commercially reasonable efforts to provide the following services to the Trust with respect to the creation and redemption of Creation Units of each Fund:

(i)	work with the Sponsor, the Trust, and the Trust’s transfer agent or index receipt agent (the “Transfer Agent/Index Receipt Agent”) to facilitate the execution of Authorized Participant Agreements;

(ii)	maintain copies of confirmations of Creation Unit creation and redemption order acceptances;

(iii)	maintain telephonic, facsimile and/or access to direct computer communications links with the Transfer Agent/Index Receipt Agent;

(iv)	review and approve, prior to use, all Trust advertising, sales and marketing materials submitted to Foreside for review by the Client (“Marketing Materials”) for compliance with applicable SEC and FINRA advertising rules, and file all such Marketing Materials required to be filed with FINRA. Foreside agrees to furnish to the Trust or the Sponsor any comments provided by FINRA with respect to such materials.

(v)	work with the Transfer Agent/Index Receipt Agent to review and approve orders placed by Authorized Participants and transmitted to the Transfer Agent/Index Receipt Agent. The Trust acknowledges that Foreside shall not be obligated to approve any certain number of orders for Creation Units.

b)	The services furnished by Foreside hereunder are not to be deemed exclusive and Foreside shall be free to furnish similar services to others so long as its services under this Agreement are not impaired thereby.

4. Duties of the Client.

a)	The Trust agrees to create, issue, and redeem Creation Units of each Fund in accordance with the procedures described in the Prospectus. Upon reasonable notice to Foreside, and in accordance with the procedures described in the Prospectus, the Trust reserves the right to reject any order for Creation Units or to stop all receipts of such orders at any time.

b)	The Client shall deliver to Foreside copies of the following documents:

(i)	the then current Prospectus for the Trust;

(ii)	any relevant policies and procedures adopted by the Sponsor or the Trust or its service providers that are applicable to the services provided by Foreside; and

(iii)	any other documents, materials or information that Foreside shall reasonably request to enable it to perform its duties pursuant to this Agreement.

c)	The Client shall thereafter deliver to Foreside as soon as is reasonably practical any and all amendments to the documents required to be delivered under this Section.

d)	The Client shall arrange to provide the listing exchanges for the Shares with copies of Prospectuses, Statements of Additional Information, and product descriptions to be provided to purchasers in the secondary market.

e)	The Trust will make it known that Prospectuses and Statements of Additional Information and product descriptions are available by making sure such disclosures are in all marketing and advertising materials prepared by the Trust.

5. Representations, Warranties and Covenants of the Client.

a)	The Client hereby represents and warrants to Foreside, which representations and warranties shall be deemed to be continuing throughout the term of this Agreement, that:

(i)	it is duly organized and in good standing under the laws of its jurisdiction of organization;

(ii)	this Agreement has been duly authorized, executed and delivered by the Client and, when executed and delivered, will constitute a valid and legally binding obligation of the Client, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties;

(iii)	it is conducting its business in compliance in all material respects with all applicable laws and regulations, both state and federal, and has obtained all regulatory approvals necessary to carry on its business as now conducted;

(iv)	each Fund’s Registration Statement, Prospectus, and Marketing Materials have been prepared in conformity with the requirements of the 1933 Act and SEC rules and regulations;

(v)	each Fund’s Registration Statement and Prospectus do not and shall not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that all statements or information furnished to Foreside pursuant to this Agreement shall be true and correct in all material respects;

(vi)	all Marketing Materials shall contain all statements required to be stated therein in accordance with the 1933 Act and SEC rules and regulations; and do not and shall not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

(vii)	all necessary approvals, authorizations, consents or orders of or filings with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency have been or will be obtained by the Trust in connection with the issuance and sale of the Shares, including registration of the Shares under the 1933 Act, and any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered.

b)	The Client shall fully cooperate in the efforts of Foreside in the provision of the services. In addition, the Client shall keep Foreside fully informed of its affairs as they relate to the Funds and shall provide to Foreside from time to time copies of all information that Foreside may reasonably request for use in connection with the provision of the Services.

6. Representations, Warranties and Covenants of Foreside. Foreside hereby represents and warrants to the Client, which representations and warranties shall be deemed to be continuing throughout the term of this Agreement, that:

a)	it is duly organized and existing under the laws of the jurisdiction of its organization, with full power to carry on its business as now conducted, to enter into this Agreement and to perform its obligations hereunder;

b)	this Agreement has been duly authorized, executed and delivered by Foreside and, when executed and delivered, will constitute a valid and legally binding obligation of Foreside, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties;

c)	it is conducting its business in compliance in all material respects with all applicable laws and regulations, both state and federal, and has obtained all regulatory approvals necessary to carry on its business as now conducted; and

d)	it is registered as a broker-dealer under the 1934 Act and is a member in good standing of FINRA.

7. Compensation.

a)	As compensation for the services performed by Foreside under this Agreement, Client shall pay to Foreside the fees and expenses set forth in Exhibit B hereto.

b)	The Trust shall provide to the Foreside on an on-going basis information sufficient to enable Foreside to ensure compliance with FINRA Rule 2310, including calculations of underwriting compensation and total offering and operating expenses.

8. Indemnification.

a)	The Client shall indemnify, defend and hold Foreside, its affiliates and each of their respective members, managers, directors, officers, employees, representatives and any person who controls or previously controlled Foreside within the meaning of Section 15 of the 1933 Act (collectively, the “Foreside Indemnitees”), free and harmless from and against any and all losses, claims, demands, liabilities, damages and expenses (including the costs of investigating or defending any alleged losses, claims, demands, liabilities, damages or expenses and any reasonable counsel fees incurred in connection therewith) (collectively, “Losses”) that any Foreside Indemnitee may incur arising out of or relating to (i) the Client’s breach of any of its obligations, representations, warranties or covenants contained in this Agreement; (ii) the Client’s failure to comply in all material respects with any applicable laws, rules or regulations; or (iii) any claim that the Prospectus, Marketing Materials or other information filed or made public by the Client (as from time to time amended) includes or included an untrue statement of a material fact or omits or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading under the 1933 Act, provided, however, that the Client’s obligation to indemnify any of the Foreside Indemnitees shall not be deemed to cover any Losses arising out of any untrue statement or alleged untrue statement or omission or alleged omission made in the Prospectus or any such Marketing Materials or other information filed or made public by the Client in reliance upon and in conformity with information originating from Foreside and provided by Foreside to the Client in writing for use in such Prospectus or any such Marketing Materials.

b)	Foreside shall indemnify, defend and hold the Client, its affiliates, and each of their respective directors, officers, employees, representatives, and any person who controls or previously controlled the Client within the meaning of Section 15 of the 1933 Act (collectively, the “Client Indemnitees”), free and harmless from and against any and all Losses that any Client Indemnitee may incur under the 1933 Act, the 1934 Act, any other statute (including Blue Sky laws) or any rule or regulation thereunder, or under common law or otherwise, arising out of or based upon Foreside’s breach of any of its obligations, representations, warranties or covenants contained in this Agreement; (ii) Foreside’s failure to comply in all material respects with any applicable laws, rules, or regulations; or (iii) any claim that the Prospectus, Marketing Materials or other information filed or made public by the Trust (as from time to time amended) include or included an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, insofar as such statement or omission was made in reliance upon, and in conformity with information furnished to the Trust by Foreside for use in such Prospectus, sales literature and advertising materials or other information filed or made public by the Trust.

c)	In no case (i) is the indemnification provided by an indemnifying party to be deemed to protect against any liability the indemnified party would otherwise be subject to by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement, or (ii) is the indemnifying party to be liable under this Section with respect to any claim made against any indemnified party unless the indemnified party notifies the indemnifying party in writing of the claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim shall have been served upon the indemnified party (or after the indemnified party shall have received notice of service on any designated agent).

d)	Failure to notify the indemnifying party of any claim shall not relieve the indemnifying party from any liability that it may have to the indemnified party against whom such action is brought, on account of this Section, unless failure or delay to so notify the indemnifying party prejudices the indemnifying party’s ability to defend against such claim. The indemnifying party shall be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce the claim, but if the indemnifying party elects to assume the defense, the defense shall be conducted by counsel chosen by it and satisfactory to the indemnified party. In the event that indemnifying party elects to assume the defense of any suit and retain counsel, the indemnified party shall bear the fees and expenses of any additional counsel retained by them. If the indemnifying party does not elect to assume the defense of any suit, it will reimburse the indemnified party for the reasonable fees and expenses of any counsel retained by them. The indemnifying party agrees to notify the indemnified party promptly of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the purchase or redemption of any of the Creation Units or the Shares.

e)	No indemnified party shall settle any claim against it for which it intends to seek indemnification from the indemnifying party, under the terms of section 8(a) or 8(b) above, without prior written notice to and consent from the indemnifying party, which consent shall not be unreasonably withheld. No indemnified or indemnifying party shall settle any claim unless the settlement contains a full release of liability with respect to the other party in respect of such action.

f)	This section 8 shall survive the termination of this Agreement.

9. Limitations on Damages. Neither Party shall be liable for any consequential, special or indirect losses or damages suffered by the other Party, whether or not the likelihood of such losses or damages was known by the Party.

10. Force Majeure. Neither Party shall be liable for losses, delays, failure, errors, interruption or loss of data occurring directly or indirectly by reason of circumstances beyond its reasonable control, including, without limitation, Acts of Nature (including fire, flood, earthquake, storm, hurricane or other natural disaster); action or inaction of civil or military authority; acts of foreign enemies; war; terrorism; riot; insurrection; sabotage; epidemics; labor disputes; civil commotion; or interruption, loss or malfunction of utilities, transportation, computer or communications capabilities, and the other Party shall have no right to terminate this Agreement in such circumstances.

11. Duration and Termination.

a)	This Agreement shall become effective as of the date first set forth above. Unless sooner terminated as provided herein, this Agreement shall continue in effect for two years from the date hereof. Thereafter, if not terminated, this Agreement shall continue automatically in effect for successive one-year periods.

b)	Notwithstanding the foregoing, this Agreement may be terminated, without the payment of any penalty, upon no less than 60 days’ written notice, by either the Client or by Foreside.

12. Confidentiality.

a)	During the term of this Agreement, Foreside and the Client may have access to non-public confidential information relating to such matters as either party’s business, trade secrets, systems, procedures, manuals, products, contracts, personnel, and clients. As used in this Agreement, “Confidential Information” means non-public or proprietary information belonging to one of the parties that is of value to such party and the disclosure of which could result in a competitive or other disadvantage to such party. Confidential Information includes non-public or proprietary information that may be financial information, proposals and presentations, reports, forecasts, inventions, improvements and other intellectual property; trade secrets; know-how; designs, processes or formulae; software; market or sales information or plans; customer lists; and business plans, prospects and opportunities (such as possible acquisitions or dispositions of businesses or facilities). Confidential Information includes information developed by either party in the course of engaging in the activities provided for in this Agreement, unless: (i) the information is or becomes publicly known through lawful means; (ii) the information is disclosed to the other party without a confidential restriction by a third party who rightfully possesses the information and did not obtain it, either directly or indirectly, from one of the parties, as the case may be, or any of their respective principals, employees, affiliated persons, or affiliated entities. The parties understand and agree that all Confidential Information shall be kept confidential by the other both during and after the term of this Agreement. Each party shall maintain commercially reasonable information security policies and procedures for protecting Confidential Information. The parties further agree that they will not, without the prior written approval by the other party, disclose such Confidential Information, or use such Confidential Information in any way, either during the term of this Agreement or at any time thereafter, except (i) as required in the course of this Agreement, (ii) as provided by the other party, or (iii) as required by applicable law, rule, or regulation or in response to a routine self-regulatory examination or request for information directed at the receiving party. Upon termination of this Agreement for any reason, or as otherwise requested by the Client, all Confidential Information held by or on behalf of the Client shall be promptly returned to the Client, or an authorized officer of Foreside will certify to the Client in writing that all such Confidential Information has been destroyed. This section 12 shall survive the termination of this Agreement.

b)	Notwithstanding the foregoing, a party may disclose the other’s Confidential Information if (i) required by law, regulation or legal process or if requested by the SEC or other governmental regulatory agency with jurisdiction over the parties hereto or (ii) requested to do so by the other party.

13. Notice. Any notice or other communication authorized or required by this Agreement to be given to either party shall be in writing and deemed to have been given when delivered in person or by confirmed facsimile, email, or posted by certified mail, return receipt requested, to the following address (or such other address as a party may specify by written notice to the other):

(i) To Foreside:	(ii) If to the Trust:
Foreside Fund Services, LLC	Name: ConvexityShares Trust
Three Canal Plaza, Suite 100	c/o ConvexityShares, LLC
Portland, ME 04101	Address: 7 Roszel Road, Suite 1A
Attn: Legal Department	Address: Princeton, NJ 08540
Telephone: (207) 553-7110	Attn: John Zhu
Facsimile: (207) 553-7151	Telephone: (609) 897-7300
Email:legal@foreside.com	Email: jzhu@triple3p.com
With a copy to:
etp-services@foreside.com

14. Modifications. The terms of this Agreement shall not be waived, altered, modified, amended or supplemented in any manner whatsoever except by a written instrument signed by Foreside and the Client.

15. Governing Law. This Agreement shall be construed in accordance with the laws of the State of New York, without regard to the conflicts of law principles thereof.

16. Assignment. This Agreement may not be assigned by either Party without the prior written consent of the other Party. This Agreement shall be binding upon and inure to the benefit of the Parties’ representatives, successors, heirs, and permitted assigns, as applicable. A change in control shall not be construed to be an assignment.

17. Survival. The provisions of Sections 8, 9, 10, 12, 14, 17, and 18 of this Agreement shall survive any termination of this Agreement.

18. Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. Any provision of this Agreement which may be determined by competent authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors. This Agreement shall be construed as if drafted jointly by both Foreside and the Trust and no presumptions shall arise favoring any party by virtue of authorship of any provision of this Agreement. This Agreement may be executed by the Parties hereto in any number of counterparts, and all of the counterparts taken together shall be deemed to constitute one and the same document. Nothing herein contained shall prevent Foreside from entering into similar distribution arrangements or from providing the services contemplated hereunder to other investment companies or investment vehicles. This Agreement has been negotiated and executed by the parties in English. In the event any translation of this Agreement is prepared for convenience or any other purpose, the provisions of the English version shall prevail.

19. Entire Agreement. This Agreement constitutes the entire agreement between the Parties hereto with respect to the subject matter hereto, and supersedes all prior communications, understandings and agreements relating to the subject matter hereof, whether oral or written.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by a duly authorized officer on one or more counterparts as of the date first above written.

Foreside Fund Services, LLC

By:	/s/ Mark Fairbanks
Mark A. Fairbanks, Vice President

ConvexityShares Trust

By:	/s/ John Zhu
John Zhu, Chief Executive Officer

ConvexityShares LLC

By:	/s/ John Zhu
John Zhu, Chief Executive Officer

EXHIBIT A

Services:

Foreside will perform the following marketing agent services:

-	Serve as marketing agent for the Fund or Funds (the “Fund”);
-	Provide FINRA corporate finance filing support as Marketing Agent, if applicable;
-	Provide Authorized Participant (“APs”) contact list and consultation;
-	Facilitate and track progress of Authorized Participant agreements;
-	Provide toll-free number for the Fund for retail investor inquires, if applicable;
-	Review and affirm AP creation/redemption orders received by the Custodian/transfer agent/index receipt agent;
-	Review, provide principal sign-off and appropriate regulatory filing of Fund marketing material for compliance with FINRA requirements;
-	Access to Foreside’s proprietary AdCompliance® workflow management and marketing material approval technology;
-	Establish and Maintain Broker-Dealer Written Supervisory Procedures;
-	Maintain all Broker-Dealer Officers, including a President, Financial Operations Principal and Chief Compliance Officer;
-	Respond to all SEC, FINRA and state securities regulator inquiries;
-	Maintain Broker-Dealer registration in all relevant states and jurisdictions;
-	Prepare required FINRA filings and reports, as applicable, on behalf of the Fund; and
-	Maintain all applicable books and records related to the services provided by it under this Agreement.

Funds:

ConvexityShares Daily 1.5x SPIKES Futures ETF

ConvexityShares 1x SPIKES Futures ETF

A-1

EXHIBIT B

Compensation

B-1